Exhibit 16.1

September 17, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	China XD Plastics Company Limited
CIK No: 0001353970

Dear Sir or Madam:

We have read the Form 8-K dated September 17, 2021 of China XD Plastics Company Limited (the “Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in the Form 8-K.

/s/ Friedman LLP

New York, New York